XXXI. CODE OF ETHICS

The following Code of Ethics applies to the Trust.

Rule 17j-1 under the 1940 Act requires registered investment companies and their investment advisers to adopt codes of ethics and reporting requirements to prevent fraudulent, deceptive and manipulative practices. The Trust is registered as an open-end management investment company under the Act. Except as otherwise specified herein, this Code applies to all employees, officers, directors and trustees of the Trust.

This Code of Ethics is based on the principle that the officers, directors, trustees and employees of the Trust have a fiduciary duty to place the interests of the Trust before their own interests, to conduct all personal securities transactions consistently with this Code of Ethics (the “Code”) and to do so in a manner which does not interfere with the portfolio transactions of the Trust, or otherwise take unfair advantage of their relationship to the Trust. Persons covered by this Code must adhere to this general principle as well as comply with the specific provisions of this Code. Technical compliance with this Code will not insulate from scrutiny trades which indicate an abuse of an individual’s fiduciary duties to the Trust.

A.	PROFESSIONAL STANDARDS

As a member of the financial services industry, all officers, trustees and employees of the Trust (collectively, these officers, trustees and employees are referred to herein as “Trust Personnel”) must be guided in their actions by ethical and professional standards.

In view of the foregoing and of the provisions of Rule 17j-1(b)(1) under the 1940 Act, the Trust has determined to adopt this Code of Ethics to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict), and to establish reporting requirements and enforcement procedures.

1.

All Trust Personnel must at all times reflect the professional standards expected of persons in the investment business. These standards require all Trust Personnel to be judicious, accurate, objective and reasonable in dealing with both clients and other parties so that their personal integrity is unquestionable.

2.	All Trust Personnel shall comply with all applicable federal and state securities laws and regulations pertaining to investment companies.

3.

At all times, the interests of the Funds’ shareholders are paramount, and all Trust Personnel will place the interests of the Funds’ shareholders ahead of any personal interests. Accordingly, all personal transactions in securities by Trust Personnel must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such personnel with the interests of the Funds’ shareholders. Likewise, Trust Personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to the Trust, or that otherwise bring into question the person’s independence or judgment.

4.

The Trust has adopted Insider Trading Policies that set parameters for the establishment, maintenance and enforcement of policies and procedures to detect and prevent the misuse of material non-public information by Trust Personnel. The Insider Trading Policies are a part of this Code of Ethics.

5.

The Trust has adopted Personal Trading Policies that set parameters for the establishment, maintenance and enforcement of policies and procedures to detect and prevent Trust Personnel from taking advantage of, or even appearing to take advantage of, their fiduciary relationship with our shareholders. The Personal Trading Policies are a part of this Code of Ethics.

6.	Trust Personnel will not accept compensation of any sort for services from outside sources without the specific permission of the Trust’s President.

7.	When any Trust Personnel face a conflict between their personal interest and the interests of shareholders, they will report the conflict to the Trust’s CCO for instruction regarding how to proceed.

8.

The recommendations and actions of the Trust are confidential and private matters. Accordingly, it is the Trust’s policy to prohibit, prior to general public release, the transmission, distribution or communication of any information regarding securities transactions of the Trust except to broker/dealers in the ordinary course of business. In addition, no information obtained during the course of employment regarding particular securities (including internal reports and recommendations) may be transmitted, distributed, or communicated to anyone who is not affiliated with the Trust, without the prior written approval of the Trust’s President.

9.

The policies and guidelines set forth in this Code of Ethics must be strictly adhered to by all Trust Personnel. Severe disciplinary actions, including dismissal, may be imposed for violations of this Code of Ethics.

10.	All Trust Personnel are required to report any violation of the Code, by any person, to the CCO or other appropriate person of the Trust immediately. Such reports will be held in confidence.

B.	INSIDER TRADING

A.	Overview and Purpose

The purpose of the policies and procedures in this Section II (the “Insider Trading Policies”) is to detect and prevent “insider trading” by any person associated with the Trust. The term “insider trading” is not defined in the securities laws, but generally refers to the use of material, non-public information to trade in securities or the communication of material, non-public information to others.

B.	General Policy

1.	Prohibited Activities

All officers, directors and employees (if any) of the Trust, including contract, temporary, or part-time personnel, or any other person associated with the Trust, are prohibited from the following activities:

(a)	trading or recommending trading in securities while in possession of material, non-public information about the issuer of the securities; or
(b)	communicating material, non-public information about the issuer of any securities to any other person.

The activities described above are not only violations of these Insider Trading Policies, but also may be violations of applicable law.

2.	Reporting of Material, Non-Public Information

All officers, interested directors and employees who possess or believe that they may possess material, non-public information about any issuer of securities must report the matter immediately to the CCO. The CCO will review the matter and provide further instructions regarding appropriate handling of the information to the reporting individual.

C.	Material Information, Non-Public Information, Insider Trading and Insiders

1.	Material Information. “Material information” generally includes:

•	any information that a reasonable investor would likely consider important in making his or her investment decision; or
•	any information that is reasonably certain to have a substantial effect on the price of a company’s securities.

Examples of material information include the following: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.

2.

Non-Public Information. Information is “non-public” until it has been effectively communicated to the market and the market has had time to “absorb” the information. For example, information found in a report filed with the Securities and Exchange Commission, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

3.

Insider Trading. While the law concerning “insider trading” is not static, it generally prohibits: (1) trading by an insider while in possession of material, non-public information; (2) trading by non-insiders while in possession of material, non-public information, where the information was either disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated; and (3) communicating material, non-public information to others.

4.

Insiders. The concept of “insider” is broad, and includes all employees of a company. In addition, any person may be a temporary insider if she/he enters into a special, confidential relationship with a company in the conduct of a company’s affairs and as a result has access to information solely for the company’s purposes. Any person associated with the Trust may become a temporary insider for a company it advises or for which it performs other services. Temporary insiders may also include the following: a company’s attorneys, accountants, consultants, bank lending officers and the employees of such organizations.

D.	Penalties for Insider Trading

The legal consequences for trading on or communicating material, non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he/she does not personally benefit from the violation. Penalties may include:

•	civil injunctions

•	jail sentences
•	revocation of applicable securities-related registrations and licenses
•	fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and
•	fines for the employee or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, management will impose serious sanctions on any person who violates the Insider Trading Policies. These sanctions may include suspension or dismissal of the person or persons involved.

C.	GENERAL PERSONAL TRADING POLICIES

1.	GENERAL PRINCIPLES

The pre-clearance procedures, trading restrictions and reporting requirements in this Section III (the “Personal Trading Policies”) have been approved by the Trust’s Board. Transactions by covered persons in covered accounts, as each of these terms is defined below, must be conducted in accordance with the Personal Trading Policies. In the conduct of any and all personal securities transactions, all covered persons must act in accordance with the following general principles:

(a)	the interests of shareholders must be placed before personal interests at all times;
(b)	no covered person may take inappropriate advantage of his or her position; and
(c)	the Personal Trading Policies shall be followed in such a manner as to avoid any actual or potential conflict of interest or any abuse of a covered person’s position of trust and responsibility.

2.	DEFINITIONS

a.	COVERED PERSONS

All officers, interested trustees and employees (if any) of the Trust, and any other person who, as part of his regular functions or duties for the Trust, has access to nonpublic information regarding purchase or sale of securities by the Trust, is involved in making securities recommendations for the Trust, or has access to such recommendations that are nonpublic, are “covered persons” under the Personal Trading Policies.

b.	COVERED ACCOUNTS

A “covered account” under the Personal Trading Policies is any account in which a covered person:

(a) has a direct or indirect interest, including an account of a spouse, a minor child, a relative or a friend; or

(b) has direct or indirect control over purchase or sale of securities.

c.	ADDITIONAL DEFINITIONS

Additional definitions of terms used in the Personal Trading Policies are set forth in Exhibit A to this Section.

3.	RESTRICTIONS ON TRADING

a.	Prohibited Trading Period

Trades in any security 7 calendar days before and 7 calendar days after the Trust trades or considers trading the same security are prohibited.

Note:

De Minimis Exemption. A pre-clearance request to trade 500 or fewer shares of an issuer that has at least $2 billion in market capitalization is not subject to the Prohibited Trading Period. Such de minimis trading requests will be granted by the CCO subject to the other Restrictions on Trading and the following conditions:

(a)	De minimis exemption grants are only valid for 3 business days; and
(b)	Permission under the de minimis exemption may be granted for a particular security only once per covered person every 15 days.

b.	Restricted List of Securities

It is recognized that a covered person may from time to time have a special relationship with an issuer (such as being a director, officer, consultant, significant shareholder, receiving material, non-public information, etc. of an issuer). In such cases, the covered person must notify the CCO of that relationship. The CCO will review the relationship and will determine whether or not to place the securities of the issuer on a Restricted Securities List. The securities of all companies with which the Trust has done transactions shall be placed on the Restricted Securities List until the Trust no longer has an interest in the company (e.g. it has sold the payment securities received from its surety guarantee services, the loan it guaranteed has been repaid, or the loan it made has been repaid).

No employee of the Trust may trade in securities on the Restricted Securities List without pre-clearance as described below. Such pre-clearance shall only be granted if the trading is outside the prohibited trading period described above, and the Trust may decline such pre-clearance as it deems necessary or advisable in its sole discretion. Trades in any security on the Restricted Securities List maintained by the CCO are otherwise prohibited.

c.	Short-Term Trading

Conducting an opposite trade in the same security within 60 days of a purchase or sale of a security is prohibited.

Note: Options trading is generally not subject to the 60-day Short-Term Trading restriction, but options trading may not be used to circumvent the 60-day Short-Term Trading restriction.

d.	Initial Public Offerings (IPOs)

Investing in IPOs is prohibited absent pre-clearance by the CCO. Pre-clearance will generally be granted if the Trust does not own the underlying security.

e.	Options

Covered persons are prohibited from buying or selling an option for 7 calendar days before and 7 calendar days after the Trust trades the same option or the underlying security.

f.	Certain Public Trust Securities

Purchases of restricted securities issued by public companies are generally prohibited. However, an exception may be made if the CCO determines that the contemplated transaction will raise no actual, potential or apparent conflict of interest.

g.	Private Placements and Hedge Funds

Purchase or sale of a security obtained through a private placement, including purchase of any interest in a hedge fund, requires approval by the CCO. Approval is contingent upon the

CCO determining that the contemplated transaction will raise no actual, potential or apparent conflict of interest.

Note: If a covered person who owns a security in a private company knows that the company is about to engage in an IPO, she/he must disclose this information to the CCO.

h.	Investment Clubs

Participation in an investment club requires approval by the CCO. Pre-clearance may be granted on written request if the covered person’s participation does not create any actual,

potential or apparent conflict of interest.

D.	EXCEPTIONS TO THE PERSONAL TRADING POLICIES

1.	Certain Types of Securities and Transactions

Transactions involving any of the following securities are not subject to any of the Prohibitions on Trading above and do not require pre-clearance by or reporting to the CCO:

(a)	Open-End Investment Companies (open end mutual funds) and Unit Investment Trusts (not closed-end mutual funds) not advised by the Advisers.
(b)	United States Government Securities (e.g., U.S. Treasury Bonds).
(c)	Money Market Instruments (e.g., bankers’ acceptances, Certificates of Deposit, and repurchase agreements).
(d)	Transactions by Disinterested Trustees.

2.	Reporting Required, but No Pre-Clearance Required

(a)	Purchases or sales of shares of the Trust.
(b)	Automatic Dividend Reinvestment Purchases.
(c)	Receipt or exercise of rights and warrants issued by a company on a pro rata basis to all holders of a class of security.
(d)	Investments in Securities other than the types of transactions described in Section D(1) above that are not eligible investments for the Trust.

3.	Delegated Discretion Accounts

Pre-clearance is not required on trades in a covered account over which a covered person has no discretion if:

(a) the covered person provides to the CCO a copy of the written contract pursuant to which investment discretion for the account has been delegated in writing to a fiduciary;

(b)	the covered person certifies in writing that she/he has not and will not discuss potential investment decisions with the independent fiduciary; and
(c)	the covered person ensures that duplicate broker-dealer trade confirmations and quarterly statements of the discretionary account holdings are provided to the CCO.

4.	Case-by-Case Exemptions

Because no written policy can provide for every possible contingency, the CCO may consider granting additional exceptions to the Prohibitions on Trading on a case-by-case basis. Any request for such consideration must be submitted by the covered person in writing to the CCO. Exceptions will only be granted in those cases in which the CCO, subject to the oversight of the President or designee, determines that granting the request will create no actual, potential or apparent conflict of interest.

E.	PRE-CLEARANCE PROCEDURES

Pre-clearance is required for any covered person with respect to any proposed trade in a covered account unless the specific type of security or trading is excluded from pre-clearance under Section D above.

(a)	The covered person completes and submits a Pre-Clearance Request Form to the CCO.
(b)	The CCO reviews and approves or rejects the request, communicating his decision to the covered person.
(c)	The CCO will time-stamp its approval or denial on the request form.
(d)	The covered person must execute any approved trade no later than one trading day following the time-stamp reflected on the approved request.

F.	REPORTING REQUIREMENTS

1.	Initial Account and Securities Holdings List

Within 10 days of beginning employment or becoming a covered person, each covered person must provide a list of brokerage accounts and securities owned by the covered person, the covered person’s spouse or minor children, or any other person or entity in which the covered person may have a beneficial interest or derive a direct or indirect benefit (the “Initial Holdings Report”) (see Appendix X). Each Initial Holdings Report

shall be current as of a date within 45 days of the date of the report and shall include the following information:

(A)The title, number of shares and principal amount of Securities in which the covered person had any direct or indirect beneficial ownership when the person became a covered person;

(B)The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the covered person as of the date the person became an covered person; and

(C)	The date that the report is submitted by the covered person.

The CCO will review each Initial Holdings Report.

2.	Annual Update and Certification

Each covered person must file an annual account statement that reports the covered person’s accounts and Securities holdings (list of brokerage accounts and Securities in which the covered person has a direct or indirect beneficial interest as of December 31 including the information required under Section E(1) above) and execute a certification regarding compliance with the Personal Trading Policies and applicable laws by February 14 each year using the form attached hereto as Appendix Y.

3.	Quarterly Trade Confirmations

Each covered person must file or cause to be filed with the CCO a duplicate brokerage statement showing each trade conducted by the covered person within 15 days after the end of each calendar quarter. For any trade not shown on the brokerage statement, the covered person shall described such trade on the PST Report (defined in F(4) below) within 30 days of the trade.

4.	Quarterly Transaction Reports

To the extent required by the SEC, each covered person must file or cause to be filed with the CCO a Quarterly Transaction Report (the “PST Report”) (see Appendix Z) within 30 days after the end of each quarter. PST Reports shall include a list of the covered person’s purchases or sales of privately-issued securities during the quarter. These PST Reports shall contain:

(i)	the date of the transaction, the title and, as applicable, the interest rate and maturity date, number of shares and principal amount of each security involved; and

(ii)	the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); and

(iii)	the price of the security at which the transaction was effected; and

(iv)	the name of the broker, dealer or bank (if any) with or through which the transaction was effected; and

(v)	the date the access person submits the report.

The PST Report shall also provide the information required under Section F(1) above for any new accounts established by the covered person during the quarter. Notwithstanding the foregoing, a PST Report with respect to any trades set forth on a covered person’s brokerage statement is not required for any covered person if duplicates of the covered person’s brokerage statements under F(3) above are received by the CCO during the applicable quarter.

The CCO will review all reports created pursuant to Section F no later than ten business days within receipt of each such report to determine if there are any violations with this Code of Ethics.

5.	Delivery of Code of Ethics and Acknowledgement of Receipt

All covered persons shall receive copies of this Code of Ethics and any amendments thereto at the beginning of employment and thereafter as material amendments are made to the Code of Ethics. Each covered person shall execute an acknowledgement of receipt of the Code of Ethics and any amendment thereto in the form attached as Appendix AA.

G.	CCO ACTIVITY

In cases where the CCO is the covered person for purposes of this Code of Ethics or the person whose conduct is at issue, the provisions of this Code of Ethics will be performed or enforced by the CCO’s designee.

H.	ANNUAL REPORT

The CCO must prepare an annual report on this Code of Ethics for review by the Board of Directors of the Trust in accordance with Rule 17j-1 of the Investment Trust Act of 1940. In accordance with Rule 17j-1, the report must contain the following:

1.

A description of issues arising under the Code of Ethics since the last report including, but not limited to, information about any violations of the Code, sanctions imposed in response to such violations, changes made to the Code’s provisions and procedures, and any recommended changes to the Code; and

2.	A certification that the Trust has adopted such procedures as are reasonably necessary to prevent access persons from violating the Code of Ethics.

I.	RETENTION OF RECORDS

The Trust must maintain all records required by Rule 17j-1 under the Investment Trust Act for the periods required by the rule, including:

1.	copies of this Code of Ethics;
2.	records of any violation of the Code of Ethics and actions taken as a result of the violations;
3.	copies of all acknowledgments upon receipt of this Code of Ethics and certification to comply with the Code of Ethics made by Trust Personnel;
4.

lists of all the Trust Personnel who are, or within the past five years have been, covered persons subject to the trading restrictions of this Code of Ethics and lists of the compliance personnel responsible for monitoring compliance with those trading restrictions; and

5.	copies of PST Reports and other reports submitted under Section F above, and copies of the annual reports to the Board of Directors pursuant to Section H above.

J.	PENALTIES FOR VIOLATIONS

Covered persons who violate the Personal Trading Policies may be subject to sanctions, which may include, among other things, education or formal censure; a letter of admonition; disgorgement of profits; restrictions on such person’s personal securities transactions; fines, suspension, reassignment, demotion or termination of employment; or other significant remedial action.

All disciplinary responses to violations of the Personal Trading Policies shall be administered by the CCO. Determinations regarding appropriate disciplinary responses will be administered on a case-by-case basis.

APPENDIX X

Starboard Investment Trust

Initial Account Holdings Statement

The undersigned new employee of Starboard Investment Trust (the “Trust”), _____________________________, hereby certifies the following:

1.         The undersigned has received, read and understands the policies and procedures set forth in the Trust’s Compliance Manual including, without limitation, the Code of Ethics therein.

2.         The undersigned hereby represents and warrants that set forth below (or attached hereto) is an account statement that reports the undersigned’s accounts and securities holdings (list of brokerage accounts and securities in which the covered person has a direct or indirect beneficial interest) as of ______________, 200__.

Dated as of __________, 200__.

Signature:

By:

APPENDIX Y

Starboard Investment Trust

Annual Update and Certification

The undersigned, ___________________________, hereby certifies the following:

1.         The undersigned has received, read and understands the policies and procedures set forth in the Starboard Investment Trust’s Compliance Manual including, without limitation, the Code of Ethics therein. To the undersigned’s knowledge, the undersigned has not violated or materially failed to comply with the provisions of the Compliance Manual, including, without limitation, the Personal Trading Policies and applicable laws referenced therein during the period January 1, 200__ to December 31, 200__.

2.         The undersigned hereby represents and warrants that set forth below (or attached hereto) is an annual account statement that reports the undersigned’s accounts and securities holdings (list of brokerage accounts and securities in which the covered person has a direct or indirect beneficial interest) as of December 31, 200__.

Dated as of __________, 200__.

Signature:

By:

Y-1

APPENDIX Z

[ Starboard Investment Trust Letterhead]

Quarterly Personal Trading Report and Compliance Acknowledgement

Reporting Period: ________ to ________	Due Date: __________

You are required under the Code of Ethics to report on a quarterly basis securities trades for accounts in which you have a direct or indirect interest or control (including accounts of your spouse or minor children) (the “Accounts”). Please answer the following questions with respect to your trading during the previous trading:

1. (a)	Were any trades conducted in your Accounts during the Reporting Period?

______Yes	____No

(b).

If you answered “Yes” to Question 1(a), have you attached Brokerage Reports and/or trade confirmations (required under the Code of Ethics to be provided to the CCO within 30 days after each reportable trade in a covered account) reporting every trade made in your Accounts during the Reporting Period?

______Yes	____No

(c)

If you answered “No” to Question 1(b), please list below any trades in the Accounts during the Reporting Period that are not listed in any attached Brokerage Reports or trade confirmations (attach additional sheets as necessary).

Name of Security	Ticker Symbol or CUSIP #	Number of Shares	Price of Security	Amount of Transaction	Buy or Sell	Broker/Dealer	Date of Transaction

By signing below, I hereby represent that:

(i)        I have read and understand the Code of Ethics, including its insider trading policies, personal trading policies and personal trading procedures;

(ii)        this report documents every trade conducted in any Accounts in which I have a direct or indirect interest or control during the Reporting Period;

(iii)       I understand that under the Code of Ethics I am required to provide confirmations for each reportable trade in a covered account within 30 days of such trade to the CCO and I have met this requirement during the Reporting Period; and

(iv)       I followed the personal trading policies (including the preclearance procedures) and did not violate any provision of the Code of Ethics during the Reporting Period.

________________________________________	___________________________________
SIGNATURE	DATE

**Transactions in U.S. Treasury Securities, Certificates of Deposit and/or shares of registered mutual funds not managed by the firm or its affiliates need not be reported in this Personal Trading Report and Compliance Acknowledgement.

Y-2

APPENDIX AA

FORM OF CERTIFICATION OF RECEIPT OF CODE OF ETHICS

The undersigned, __________________________, hereby certifies that I have received and reviewed the Code of Ethics of the Starboard Investment Trust, dated ________, 20__ (the “Code”).

Date:

Name (Print):

Y-3